Exhibit 99.1

   Service Corporation International Announces Closing of Tender Offer for 6%
                                 Notes Due 2005

    HOUSTON, April 22 /PRNewswire-FirstCall/ -- Service Corporation International (NYSE: SRV), the world's largest funeral and cemetery company, announced today the successful completion of its tender offer for up to $200 million of its 6% Notes due 2005 (the "Notes"). The tender offer expired April 21, 2004, at 11:59 p.m., New York City time. The Company accepted and purchased $200 million aggregate principal amount of the Notes.

    Based on the final count by the depositary, the tender offer was oversubscribed, with an aggregate principal amount of $217.7 million of the Notes having been tendered prior to the expiration of the offer. The Notes purchased in the tender offer were accepted on a pro rata basis from among all tendering holders, resulting in a proration factor of approximately 92% (rounded to the nearest $1,000 of principal amount) of the Notes tendered. Tendering holders were paid an aggregate of approximately $214.2 million. As of April 22, 2004, $72.5 million in aggregate principal amount of the Notes remains outstanding. Merrill Lynch & Co. acted as the dealer manager for the tender offer.

    As a result of this tender offer, we will recognize a pretax loss on the early extinguishment of debt of approximately $10.8 million in the second quarter of 2004.


    Cautionary Statement on Forward-Looking Statements

    The statements in this press release that are not historical facts are forward-looking statements. These forward-looking statements have been made in reliance on the "safe harbor" protections provided under the Private Securities Litigation Reform Act of 1995. These statements may be accompanied by words such as "believe," "estimate," "project," "expect," "anticipate," or "predict," that convey the uncertainty of future events or outcomes. These statements are based on assumptions that we believe are reasonable; however, many important factors could cause our actual results in the future to differ materially from the forward-looking statements made herein and in any other documents or oral presentations made by, or on behalf of, of us. Important factors which could cause actual results to differ materially from those in forward-looking statements include, among others, unfavorable conditions in the financing markets.

    For further information on these and other risks and uncertainties, see our Securities and Exchange Commission filings, including our 2003 Annual Report on Form 10-K. Copies of this document as well as other SEC filings can be found on our website at www.sci-corp.com . We assume no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by us, whether as a result of new information, future events or otherwise.

    Service Corporation International headquartered in Houston, Texas is the world's largest funeral and cemetery company. We have an extensive network of providers including 1,239 funeral service locations, 406 cemeteries and 141 crematoria providing funeral and cemetery services in North America as of December 31, 2003. We also own funeral and cemetery businesses in South America, Singapore and Germany. For more information about Service Corporation International, please visit our website at www.sci-corp.com .


     For additional information contact:

     Investors:  Debbie Young - Director of Investor Relations
                 (713) 525-9088

     Media:      Terry Hemeyer - Managing Director / Corporate Communications
                 (713) 525-5497


SOURCE  Service Corporation International
    -0-                             04/22/2004
    /CONTACT: investors, Debbie Young - Director of Investor Relations, +1-713-525-9088, or media, Terry Hemeyer - Managing Director-Corporate Communications, +1-713-525-5497, both of Service Corporation International/
    /Web site:  http://www.sci-corp.com /
    (SRV)

CO:  Service Corporation International; Merrill Lynch & Co.
ST:  Texas
IN:
SU: